EXHIBIT 99.1

Boise Cascade

1111 West Jefferson Street Ste 300  PO Box 50  Boise, ID 83728

News Release

Investor Relations Contact

Wayne Rancourt

Office 208 384 6073

For Immediate Release:  May 7, 2009

Boise Cascade Holdings Reports First Quarter 2009 Financial Results

BOISE, Idaho — Boise Cascade Holdings, L.L.C. (BC Holdings or Company) announced a net loss of $88.2 million for the quarter ended March 31, 2009.  Approximately $40.0 million of the quarterly loss was related to noncash charges associated with the Company’s equity investment in Boise Inc.

In first quarter 2009, BC Holdings’ building products subsidiary, Boise Cascade, L.L.C., reported negative earnings before interest, taxes, depreciation, and amortization (“EBITDA”) of $31.3 million, which included the negative impact of $5.0 million of expenses related to the indefinite curtailment of its La Grande, Oregon, lumber operation.  The Company finished first quarter with $189.5 million of cash after making pension plan contributions totaling $25.0 million, tax distributions of $9.9 million, open market note repurchases of $5.6 million, and payments under deferred compensation agreements for employees terminated in connection with the sale of our paper businesses of $2.5 million.  The individual segment results are discussed in more detail below.

“We took a number of difficult actions this quarter in response to the very weak end-product demand and the uncertainty as to the timing and strength of a recovery in new residential construction.  The steps taken this quarter included completing the closure of our White City, Oregon, plywood operation; announcing the indefinite curtailment of our La Grande, Oregon, lumber operation; curtailing indefinitely our plywood production in Oakdale, Louisiana; freezing salaries; suspending the 401(k) match for our salaried employees; freezing our salaried pension plan effective at the end of this year; and reducing capital spending for 2009 to a range of $20 to $25 million.  These actions are all aimed at reducing our cash usage and preserving our good liquidity position,” remarked Duane McDougall, chairman and chief executive officer.

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First Quarter Segment Results

U.S. housing starts declined 50% in the first quarter, dropping from an annualized rate of 1.05 million in the first quarter 2008 to 0.52 million in the first quarter 2009.  In the first quarter, turmoil in financial markets, continuing foreclosures, elevated inventories of unsold homes, falling median home prices, rising unemployment, and low consumer confidence all contributed to a weak demand environment for the building products we manufacture and distribute.

Sales in our Building Materials Distribution (“BMD”) business during the first quarter were $335.0 million, compared with $503.9 million in first quarter 2008 and $411.5 million in fourth quarter 2008.  Compared with first quarter 2008, the 34% decline in sales resulted primarily from a 33% decline in product volumes sold.  EBITDA generated by BMD declined from positive $0.7 million in first quarter 2008 to negative $6.6 million in first quarter 2009.  BMD’s lower sales activity resulted in fewer gross margin dollars being generated to cover cash operating costs, such as occupancy, payroll, and delivery; however, almost half of the gross profit decline compared to first quarter 2008 was offset by cost and efficiency improvements made over the last year.

Sales in our Wood Products segment during the first quarter were $116.5 million, compared with $198.7 million in first quarter 2008 and $156.0 million in fourth quarter 2008.  Compared with first quarter 2008, sales of engineered wood products, plywood, and lumber declined due to lower volumes and prices.  Particleboard sales declined as reduced volumes were only modestly offset by higher prices.  First quarter EBITDA for Wood Products was negative $28.6 million, down $19.0 million from the $9.6 million of negative EBITDA reported in first quarter 2008.  The decrease in EBITDA was driven principally by pricing declines.  The first quarter 2009 negative EBITDA included $5.0 million of expenses associated with our plan to indefinitely curtail our La Grande, Oregon, lumber mill this summer.  We have been taking rolling curtailments at all of our other Wood Products operations to maintain appropriate inventory levels, while trying to minimize the negative impact these curtailments have on our employees and our operating results.

Outlook

We expect end product demand to remain weak when compared to normal historical demand levels.  We believe single-family housing starts are unlikely to show any significant rebound during 2009 absent a change in the mortgage markets, improved consumer confidence, and a reduction in foreclosures and housing vacancy rates.  Industry product sales volumes are likely to remain depressed and commodity wood product prices will largely depend on operating rates.  We expect to manage our production levels to our sales demand, which will likely cause us to operate our facilities well below their capacity.

About Boise Cascade

BC Holdings is a privately held company headquartered in Boise, Idaho.  Our wholly owned subsidiary, Boise Cascade, L.L.C., is a leading U.S. wholesale distributor of building products and one of the largest producers of engineered wood products and plywood in North America.  At March 31, 2009, we also owned approximately 47.6% of Boise Inc., a publicly traded North American paper and packaging producer listed on the New York Stock Exchange.  For more information, please visit our website at www.bc.com.

Webcast and Conference Call

BC Holdings will host a webcast and conference call on Thursday, May 7, at 11:00 a.m. Eastern, at which time we will review the company’s recent performance.  You can join the webcast through the Boise Cascade website.  Go to www.bc.com and click on the link to the webcast under the News & Events heading.  Please go to the website at least 15 minutes before the start of the webcast to register.  To join the conference call, dial 800-374-0165 (international callers should dial 706-902-1407) at least 10 minutes before the start of the call.

The archived webcast will be available in the News & Events section of Boise Cascade’s website.  A replay of the conference call will be available from Thursday, May 7, at 2:00 p.m. Eastern through Friday, May 15, at 11:59 p.m. Eastern.  Playback numbers are 800-642-1687 for U.S. calls and 706-645-9291 for international calls, and the passcode will be 95298165.

Basis of Presentation

We present our consolidated financial statements in accordance with U.S. generally accepted accounting principles (GAAP).  Our earnings release also supplements the GAAP presentations by reflecting EBITDA.  EBITDA represents income (loss) before interest (interest expense, interest income, and change in fair value of interest rate swaps), income taxes, and depreciation, amortization, and depletion.  EBITDA is the primary measure used by our chief operating decision makers to evaluate segment operating performance and to decide how to allocate resources to segments.  We believe EBITDA is useful to investors because it provides a means to evaluate the operating performance of our segments and our company on an ongoing basis using criteria that are used by our internal decision makers and because it is frequently used by investors and other interested parties in the evaluation of companies.  We believe EBITDA is a meaningful measure because it presents a transparent view of our recurring operating performance and allows management to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance.  For example, we believe that the inclusion of items such as taxes, interest expense, and interest income distorts management’s ability to assess and view the core operating trends in our segments.  EBITDA, however, is not a measure of our liquidity or financial performance under GAAP and should not be considered as an alternative to net income (loss), income (loss) from operations, or any other performance measure derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.  The use of EBITDA instead of net income (loss) or segment income (loss) has limitations as an analytical tool, including the inability to determine profitability; the exclusion of interest expense, interest income, change in the fair value of interest rate swaps, and associated significant cash requirements; and the exclusion of depreciation, amortization, and depletion.  Management compensates for these limitations by relying on our GAAP results.  Our measures of EBITDA are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

Forward-Looking Statements

This news release contains statements that are “forward looking” within the Private Securities Litigation Reform Act of 1995.  These statements speak only as of the date of this press release.  While they are based on the current expectations and beliefs of management, they are subject to a number of uncertainties and assumptions that could cause actual results to differ from the expectations expressed in this release.

Boise Cascade Holdings, L.L.C.
Consolidated Statements of Loss

(unaudited, in thousands)

	Three Months Ended
	March 31		December 31,
	2009	2008 (b)	2008
Sales
Trade	$407,724	$880,800	$501,169
Related parties	5,703	95,782	15,433
	413,427	976,582	516,602
Costs and expenses
Materials, labor, and other operating expenses	381,071	880,658	462,162
Materials, labor, and other operating expenses from related parties	12,290	6,180	21,792
Depreciation, amortization, and depletion (c)	11,119	10,035	8,788
Selling and distribution expenses	45,241	63,365	48,043
General and administrative expenses	6,925	14,653	6,786
General and administrative expenses from related party	2,433	977	2,133
Gain (loss) on sale of Paper and Packaging & Newsprint assets (a)	—	(8,063)	81
Other (income) expense, net (c)	2,681	(942)	6,709
	461,760	966,863	556,494

Income (loss) from operations	(48,333)	9,719	(39,892)

Equity in net income (loss) of affiliate	3,005	(8,552)	3,921
Impairment of investment in equity affiliate (e)	(43,039)	—	—
Foreign exchange loss	(332)	(613)	(1,702)
Change in fair value of contingent value rights (f)	194	(4,773)	1,296
Change in fair value of interest rate swaps (g)	—	(6,284)	—
Gain on repurchase of long-term debt (d)	6,026	—	—
Interest expense	(5,616)	(15,381)	(6,242)
Interest income	397	2,601	1,062
	(39,365)	(33,002)	(1,665)

Loss before income taxes	(87,698)	(23,283)	(41,557)
Income tax (provision) benefit	(483)	(1,155)	1,053
Net loss	$(88,181)	$(24,438)	$(40,504)

Segment Information

(unaudited, in thousands)

	Three Months Ended
	March 31		December 31,
	2009	2008 (b)	2008
Segment sales
Building Materials Distribution	$335,022	$503,884	$411,472
Wood Products	116,479	198,733	156,037
Paper (b)	—	253,508	—
Packaging & Newsprint (b)	—	113,485	—
Intersegment eliminations and other	(38,074)	(93,028)	(50,907)
	$413,427	$976,582	$516,602
Segment income (loss)
Building Materials Distribution	$(8,544)	$(1,209)	$(4,833)
Wood Products (c)	(37,631)	(17,100)	(31,488)
Paper (b)	—	20,718	—
Packaging & Newsprint (b)	—	5,685	—
Corporate and Other (a)	(2,490)	1,012	(5,273)
	(48,665)	9,106	(41,594)
Equity in net income (loss) of affiliate	3,005	(8,552)	3,921
Impairment of investment in equity affiliate (e)	(43,039)	—	—
Change in fair value of contingent value rights (f)	194	(4,773)	1,296
Change in fair value of interest rate swaps (g)	—	(6,284)	—
Gain on repurchase of long-term debt (d)	6,026	—	—
Interest expense	(5,616)	(15,381)	(6,242)
Interest income	397	2,601	1,062
Loss before income taxes	$(87,698)	$(23,283)	$(41,557)

EBITDA (h)
Building Materials Distribution	$(6,611)	$714	$(2,913)
Wood Products	(28,559)	(9,566)	(24,708)
Paper	—	21,066	—
Packaging & Newsprint	—	5,738	—
Corporate and Other	(2,376)	1,189	(5,185)
Equity in net income (loss) of affiliate	3,005	(8,552)	3,921
Impairment of investment in equity affiliate (e)	(43,039)	—	—
Change in fair value of contingent value rights (f)	194	(4,773)	1,296
Gain on repurchase of long-term debt (d)	6,026	—	—
	$(71,360)	$5,816	$(27,589)

Boise Cascade Holdings, L.L.C.

Consolidated Balance Sheets

(unaudited, in thousands)

	March 31,	December 31,
	2009	2008
ASSETS

Current
Cash and cash equivalents	$189,544	$275,803
Receivables
Trade, less allowances of $2,124 and $1,843	106,750	78,393
Related parties	1,497	3,112
Other	4,370	5,907
Inventories	265,249	279,023
Prepaid expenses and other	3,613	1,296
	571,023	643,534
Property
Property and equipment, net	282,985	291,999
Timber deposits	8,510	8,632
	291,495	300,631

Investment in equity affiliate	22,622	20,985
Deferred financing costs	7,318	7,862
Goodwill	12,170	12,170
Intangible assets, net	9,143	9,248
Other assets	6,259	6,009
Total assets	$920,030	$1,000,439

Boise Cascade Holdings, L.L.C.
Consolidated Balance Sheets (continued)

(unaudited, in thousands, except for equity units)

	March 31,	December 31,
	2009	2008
LIABILITIES AND CAPITAL

Current
Accounts payable
Trade	$83,100	$69,478
Related parties	2,931	2,195
Accrued liabilities
Compensation and benefits	32,487	38,228
Interest payable	7,756	3,930
Other	15,028	30,893
	141,302	144,724
Debt
Long-term debt	303,146	315,000

Other
Compensation and benefits	120,754	172,275
Other long-term liabilities	11,304	12,125
	132,058	184,400
Redeemable equity units
Series B equity units — 2,914,840 and 2,920,574 units outstanding	2,915	2,920
Series C equity units — 19,945,724 and 11,016,668 units outstanding	3,514	3,037
	6,429	5,957
Commitments and contingent liabilities

Capital
Series A equity units — no par value; 66,000,000 units authorized and outstanding	83,588	81,967
Series B equity units — no par value; 550,000,000 units authorized and 532,414,853 units outstanding	253,507	268,391
Series C equity units — no par value; 44,000,000 units authorized and 11,183,000 units outstanding	—	—
Total capital	337,095	350,358
Total liabilities and capital	$920,030	$1,000,439

Boise Cascade Holdings, L.L.C.

Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Three Months Ended
	March 31
	2009	2008
Cash provided by (used for) operations
Net loss	$(88,181)	$(24,438)
Items in net loss not using (providing) cash
Equity in net (income) loss of affiliate	(3,005)	8,552
Impairment of investment in equity affiliate	43,039	—
Depreciation, depletion, and amortization of deferred financing costs and other	11,462	10,378
Related-party interest income	—	(986)
Pension and other postretirement benefit expense	4,939	5,007
Change in fair value of contingent value rights	(194)	4,773
Change in fair value of interest rate swaps	—	6,284
Management equity units expense, net of expense related to the Sale	778	347
Gain on repurchase of long-term debt	(6,026)	—
Gain on sale of assets, net	(82)	(10,972)
Facility closure and curtailment costs	2,754	—
Other	332	633
Decrease (increase) in working capital, net of dispositions
Receivables	(25,800)	(75,192)
Inventories	13,174	12,765
Prepaid expenses and other	(1,357)	(1,646)
Accounts payable and accrued liabilities	7,826	21,143
Pension and other postretirement benefit payments	(25,045)	(20,716)
Current and deferred income taxes	476	1,403
Other	(1,826)	(155)
Cash used for operations	(66,736)	(62,820)
Cash provided by (used for) investment
Proceeds from sale of assets, net of cash contributed	137	1,227,327
Expenditures for property and equipment	(4,229)	(18,219)
Increase in restricted cash	—	(183,290)
Other	101	(1,019)
Cash provided by (used for) investment	(3,991)	1,024,799
Cash provided by (used for) financing
Issuances of long-term debt	—	229,224
Payments of long-term debt	(5,627)	(925,563)
Short-term borrowings	—	(10,500)
Tax distributions to members	(9,897)	(127,342)
Repurchase of management equity units	(8)	(18,289)
Cash paid for termination of interest rate swaps	—	(11,918)
Other	—	(4,114)
Cash used for financing	(15,532)	(868,502)
Increase (decrease) in cash and cash equivalents	(86,259)	93,477
Balance at beginning of the period	275,803	57,623
Balance at end of the period	$189,544	$151,100

Summary Notes to Consolidated Financial Statements and Segment Information

The Consolidated Statements of Loss, Consolidated Balance Sheets, Consolidated Statements of Cash Flows, and Segment Information do not include all Notes to Consolidated Financial Statements and should be read in conjunction with the company's 2008 Annual Report on Form 10-K and the company's Quarterly Report on Form 10-Q for the period ended March 31, 2009.  Net loss for all periods presented involved estimates and accruals.

(a)          In connection with the sale of our Paper and Packaging & Newsprint assets, and most of our Corporate and Other assets (the Sale), to Boise Inc. (formerly Aldabra 2 Acquisition Corp.), we recorded $8.1 million of income and $(0.1) million of expense in "Gain (loss) on sale of Paper and Packaging & Newsprint assets" in the Corporate and Other segment in our Consolidated Statements of Loss during the three months ended March 31, 2008 and December 31, 2008.  For more information related to the Sale, see the Notes to Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2008.

(b)         The equity interest that we own in Boise Inc. represents a significant continuing involvement as defined in Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-lived Assets.  As a result, the Paper and Packaging & Newsprint segment results are included in continuing operations through February 21, 2008.

(c)          In first quarter 2009, we committed to indefinitely curtailing the lumber manufacturing facility in LaGrande, Oregon, and we recorded $4.4 million of expense in "Other (income) expense, net" in the Wood Products segment in our Consolidated Statement of Loss.  In addition, we recorded $2.5 million of accelerated depreciation in "Depreciation, amortization, and depletion" and $0.6 million of expenses in "Materials, labor, and other operating expenses" in the Wood Products segment in our Consolidated Statement of Loss.

In 2008, we permanently closed our veneer operation in St. Helens, Oregon, and in December 2008, we committed to the March 2009 closure of the plywood manufacturing facility in White City, Oregon.  For these items, we recorded $7.3 million of expense in "Other (income) expense, net" in the Wood Products segment in our Consolidated Statement of Loss for the three months ended December 31, 2008.

(d)         For the three months ended March 31, 2009, we recorded a $6.0 million net gain on the repurchase of $11.9 million of senior subordinated notes.

(e)          On March 31, 2009, we concluded that our investment in Boise Inc. met the definition of other than temporarily impaired as defined in APB Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock.  Accordingly, we recorded a $43.0 million charge in "Impairment of investment in equity affiliate" in our Consolidated Statement of Loss for the three months ended March 31, 2009.  This charge reflects the decrease in the fair value of the investment below its carrying value.  The fair value of our investment in Boise Inc. was calculated based on the number of Boise Inc. shares we own, 37.1 million shares, and Boise Inc.’s stock price on March 31, 2009, of $0.61.  For more information, see the Notes to Unaudited Quarterly Consolidated Financial Statements in our Form 10-Q for the period ended March 31, 2009.

(f)            During the three months ended March 31, 2009 and 2008, and December 31, 2008, we recorded $0.2 million, $(4.8) million, and $1.3 million of income (expense) related to the fair value of the contingent value rights (CVRs) that we and Terrapin Partners Venture Partnership granted to certain Boise Inc. investors.  During the three months ended March 31, 2009, we settled our obligation related to the CVRs using 0.8 million Boise Inc. shares.  For more information related to the CVRs, see the Notes to Unaudited Quarterly Consolidated Financial Statements in our Form 10-Q for the period ended March 31, 2009.

(g)         The three months ended March 31, 2008, included $6.3 million of expense related to changes in the fair value of our interest rate swaps, which were terminated in February 2008.

(h)         EBITDA represents income (loss) before interest (interest expense, interest income, and change in fair value of interest rate swaps), income taxes, and depreciation, amortization, and depletion.  The following table reconciles BC Holdings, L.L.C., net loss to BC Holdings, L.L.C., EBITDA and Boise Cascade, L.L.C., EBITDA for the three months ended March 31, 2009 and 2008, and December 31, 2008:

	Three Months Ended
	March 31		December 31,
	2009	2008	2008
	(unaudited, in thousands)

BC Holdings, L.L.C., net loss	$(88,181)	$(24,438)	$(40,504)
Change in fair value of interest rate swaps (f)	—	6,284	—
Interest expense	5,616	15,381	6,242
Interest income	(397)	(2,601)	(1,062)
Income tax provision	483	1,155	(1,053)
Depreciation, amortization, and depletion (c)	11,119	10,035	8,788
BC Holdings, L.L.C., EBITDA	(71,360)	5,816	(27,589)
Equity in net (income) loss of affiliate (a)	(3,005)	8,552	(3,921)
Impairment of investment in equity affiliate (e)	43,039	—	—
Boise Cascade, L.L.C., EBITDA	$(31,326)	$14,368	$(31,510)